Calculation of Filing Fee Tables
S-3
OLD SECOND BANCORP INC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $1.00 per share	457(r)				0.0001381
Fees to be Paid	2	Equity	Preferred Stock, par value $1.00 per share	457(r)				0.0001381
Fees to be Paid	3	Equity	Depositary Shares	457(r)				0.0001381
Fees to be Paid	4	Debt	Debt Securities	457(r)				0.0001381
Fees to be Paid	5	Other	Stock Purchase Contracts	457(r)				0.0001381
Fees to be Paid	6	Other	Stock Purchase Units	457(r)				0.0001381
Fees to be Paid	7	Other	Warrants	457(r)				0.0001381
Fees to be Paid	8	Other	Subscription Rights	457(r)				0.0001381
Fees to be Paid	9	Other	Units	457(r)				0.0001381
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities		Equity	Common Stock, par value $1.00 per share	415(a)(6)						S-3	333-274068	08/28/2023
Carry Forward Securities		Equity	Preferred Stock, par value $1.00 per share	415(a)(6)						S-3	333-274068	08/28/2023
Carry Forward Securities		Equity	Depositary Shares	415(a)(6)						S-3	333-274068	08/28/2023
Carry Forward Securities		Debt	Debt Securities	415(a)(6)						S-3	333-274068	08/28/2023
Carry Forward Securities		Other	Stock Purchase Contracts	415(a)(6)						S-3	333-274068	08/28/2023
Carry Forward Securities		Other	Stock Purchase Units	415(a)(6)						S-3	333-274068	08/28/2023
Carry Forward Securities		Other	Warrants	415(a)(6)						S-3	333-274068	08/28/2023
Carry Forward Securities		Other	Subscription Rights	415(a)(6)						S-3	333-274068	08/28/2023
Carry Forward Securities		Other	Units	415(a)(6)						S-3	333-274068	08/28/2023
Carry Forward Securities	10	Unallocated (Universal) Shelf		415(a)(6)			$ 200,000,000.00			S-3	333-274068	08/28/2023	$ 22,040.00
			Total Offering Amounts:				$ 200,000,000.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	The securities covered by this registration statement may be sold or otherwise distributed separately, together or as units with other securities covered by this registration statement. In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrant is deferring payment of all registration fees relating to newly registered securities. In connection with securities offered hereby, the Registrant will pay registration fees on a "pay-as-you-go" basis in accordance with Rule 456(b), calculated using the fee payment rate in effect on the date of payment. An unspecified aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at unspecified prices by the Registrant. Separate consideration may or may not be received for securities that are issuable upon exercise, settlement, conversion or exchange of other securities or that are issued in units with other securities registered hereunder. In addition, pursuant to Rule 416(a) under the Securities Act, this registration statement covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or other similar transaction.

[2]	See Note (1).

[3]	See Note (1).

[4]	See Note (1). This registration statement covers senior and subordinated debt securities.

[5]	See Note (1).

[6]	See Note (1).

[7]	See Note (1).

[8]	See Note (1).

[9]	See Note (1).

[10]	Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement includes securities having a maximum aggregate offering price of $200,000,000 that were previously registered and remain unsold under the Registrant's Registration Statement on Form S-3 (File No. 333-274068), initially filed on August 18, 2023 and declared effective on August 28, 2023 (the "Prior Registration Statement") (the "Carry Forward Securities"). No securities were sold pursuant to the Prior Registration Statement. The $22,040 filing fee previously paid with respect to the Carry Forward Securities is being carried forward to this registration statement and will continue to be applied to the Carry Forward Securities. Accordingly, no additional filing fee is due with respect to the Carry Forward Securities. Pursuant to Rule 415(a)(6), the offering of the Carry Forward Securities under the Prior Registration Statement will be deemed terminated as of the effectiveness of this registration statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date